UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 15, 2008
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 11, 2007, Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and ADJHR, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Regency (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with CDM Resource Management, Ltd., a Texas limited partnership (“CDM”), CDM OLP GP, LLC, a Delaware limited liability company and the sole general partner of CDM, and CDMR Holdings, LLC, a Delaware limited liability company and the sole limited partner of CDM (each a “Partner” and together the “Partners”). The Merger Agreement was previously reported in Regency’s Current Report on Form 8-K dated December 11, 2007.
     On January 15, 2008 (the “Closing Date”), the parties to the Merger Agreement consummated the closing of the transactions contemplated by the Merger Agreement and CDM merged with and into Merger Sub, with Merger Sub continuing as the surviving entity after the merger (the “Merger”). Following the Merger, Merger Sub changed its name to CDM Resource Management LLC.
Partnership Agreement Amendment
     In connection with the Merger, on the Closing Date, the general partner of Regency entered into Amendment No. 4 (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of Regency, which created Regency’s Class D Common Units that were issued to the Partners as partial consideration for their partnership interests in CDM. The holders of Class D Common Units do not participate in regular quarterly distributions of cash from Operating Surplus (as defined in Regency’s Partnership Agreement). The Class D Common Units automatically convert into Common Units on a one-for-one basis on the close of business on the first business day after the record date for the quarterly distribution on the Common Units for the quarter ending December 31, 2008. The holders of Class D Common Units vote along with holders of Common Units.
     The Amendment is attached as Exhibit 3.1 to this report and is incorporated by reference into this report in its entirety.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On the Closing Date, Regency consummated the Merger, as described in Item 1.01, 3.02 and 5.03 of this report, which items are incorporated by reference into this item in their entirety. CDM provides customers with turnkey natural gas contract compression services and operates approximately 540,000 horsepower of field compression in Texas, Louisiana and Arkansas. CDM has approximately 82 percent of its operating fleet represented by compression units of more than 1,000 horsepower. Following the Merger, Regency will operate more than 700,000 horsepower of compression.
     The total purchase price paid by Regency for the partnership interests of CDM consisted of (1) the issuance of an aggregate of 7,276,506 Class D Common Units of Regency and (2) the payment of an aggregate of $161,945,124.95 in cash to the Partners. At closing under the Merger Agreement, Regency made the payments described in Item 2.03 below.
     Of those Class D Common Units issued in the Merger, 4,197,303 Class D Common Units were deposited with an escrow agent pursuant to an escrow agreement dated the Closing Date. Such Units constitute security to Regency for a period of one year after the closing of the Merger, with respect to any obligations of the Partners under the Merger Agreement, including obligations for breaches of representation, warranties and covenants.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On the Closing Date, Regency Gas Services LP, a wholly owned subsidiary of Regency, entered into Amendment No. 4 to its Fourth Amended and Restated Credit Facility (the “Amendment”), thereby expanding its revolving credit facility thereunder to $750 million, and borrowed approximately $476 million in revolving loans thereunder. Such borrowings, together with cash on hand, were used for the following purposes: (i) approximately

$291 million to repay the balance outstanding under CDM’s bank credit facility, (ii) approximately $26 million to fund the purchase of compressors and other equipment held by CDM under capital leases, and (iii) approximately $162 million to fund the cash portion of the consideration issued to the Partners in the Merger. After giving effect to these additional borrowings, Regency Gas Services had outstanding revolving credit borrowings under this facility of approximately $115 million. The Amendment did not materially change the terms of the Regency Gas Services revolving credit facility as reported by Regency in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and in prior filings with the Securities and Exchange Commission (the “SEC”).
Item 3.02. Unregistered Sales of Equity Securities.
     On the Closing Date, Regency issued to the Partners an aggregate of 7,276,506 of Regency’s Class D Common Units (inclusive of those Class D Common Units deposited in escrow as described in Item 2.01 above). The Class D Common Units were issued to the Partners in consideration for the Partners’ partnership interests in CDM pursuant to the Merger Agreement. The Class D Common Units were issued to the Partners in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act of 1933, as amended, as afforded by Section 4(2) thereof. The material terms of the Class D Common Units are described above under Item 1.01 (Partnership Agreement Amendment) and are incorporated by reference into this item in their entirety. The Class D Common Units are convertible into common units of the Partnership as described above under Item 1.01 (Partnership Agreement Amendment).
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On the Closing Date, the General Partner of Regency entered into the Amendment. The material terms of the Amendment are described above under Item 1.01 (Partnership Agreement Amendment) and the description in that item is incorporated by reference into this item in its entirety.
Item 8.01 Other Events.
     On the Closing Date, Regency issued a press release announcing the consummation of the Merger, a copy of which press release is filed as Exhibit 99.1 hereto and incorporated herein by reference. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.
Forward-Looking Statements.
     Regency may make statements herein that are “forward-looking statements” as defined by the SEC. All statements, other than statements of historical fact, included herein that address activities, events or developments that Regency expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or Regency’s or CDM’s future performance and are subject to risks, uncertainties and other important factors that could cause events or Regency’s or CDM’s actual performance or achievements to be materially different than those projected by Regency. For a full discussion of these risks, uncertainties and factors, Regency encourages you to read its documents on file with the SEC. Except as required by law, Regency does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements. The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit
Number	Description
3.1	Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership.

99.1	Press Release, dated January 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner

By: Regency GP LLC, its general partner

By:	/s/ William E. Joor III

William E. Joor III Executive Vice President, Chief Legal and Administrative Officer and Secretary
Date: January 15, 2008

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment No. 4 to the Amended and Restated Agreement of Limited Partnership.

99.1	Press Release, dated January 15, 2008.